EXHIBIT 10.4

SINGULAR GENOMICS SYSTEMS, INC.

2021 EMPLOYEE STOCK PURCHASE PLAN

(AS ADOPTED ON MAY 19, 2021)

SINGULAR GENOMICS SYSTEMS, INC.

2021 EMPLOYEE STOCK PURCHASE PLAN

SECTION 1. PURPOSE OF THE PLAN.

The Board adopted the Plan effective as of the IPO Date. The purpose of the Plan is to provide Eligible Employees with an opportunity to increase their interest in the success of the Company by purchasing Stock from the Company on favorable terms and to pay for such purchases through payroll deductions or other approved contributions.

SECTION 2. ADMINISTRATION OF THE PLAN.

(a) General. The Plan may be administered by the Board or one or more Committees to which the Board (or an authorized Board committee) has delegated authority. If administration is delegated to a Committee, the Committee shall have the powers theretofore possessed by the Board, including, to the extent permitted by applicable law, the power to delegate to a sub-committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to either the Board or the Administrator shall hereafter also encompass the Committee or subcommittee, as applicable). The Board may abolish the Committee’s delegation at any time and the Board shall at all times also retain the authority it has delegated to the Committee. Each Committee shall comply with rules and regulations applicable to it, including under the rules of any exchange on which the Stock is traded, and shall have the authority and be responsible for such functions as have been assigned to it.

(b) Powers of the Administrator. Subject to the terms of the Plan, and in the case of a Committee, subject to the specific duties delegated to the Committee, the Administrator shall have the power to establish the terms and conditions of Offering Periods (which need not be identical) under the Plan, to interpret the Plan and make all other policy decisions relating to the operation of the Plan. The Administrator may adopt such rules, guidelines and forms as it deems appropriate to implement the Plan.

(c) Effects of Administrator’s Decisions. The Administrator’s decisions, determinations and interpretations shall be final and binding on all interested parties.

(d) Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except its choice of law provisions).

SECTION 3. STOCK OFFERED UNDER THE PLAN.

(a) Authorized Shares. The number of shares of Stock available for purchase under the Plan shall be 730,000 shares of the Company’s Stock (subject to adjustment pursuant to Subsection (c) below), plus the additional shares described in Subsection (b) below. Shares of Stock issued pursuant to the Plan may be authorized but unissued shares or treasury shares.

(b) Annual Increase in Shares. On the first day of each fiscal year of the Company during the term of the Plan, commencing on January 1, 2022 and ending on (and including) January 1, 2041, the aggregate number of shares of Stock that may be issued under the Plan shall automatically increase by a number equal to the least of (i) one percent (1%) of the total number of shares of Stock actually issued and outstanding on the last day of the preceding fiscal year, (ii) 1,460,000 shares of Stock (subject to adjustment pursuant to Subsection (c) below), or (iii) a number of shares of Stock determined by the Board.

(c) Anti-Dilution Adjustments. In the event that any dividend or other distribution (whether in the form of cash, stock or other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of Stock or other securities of the Company, or other similar change in the corporate structure of the Company affecting the Stock and effected without receipt or payment of consideration by the Company occurs, then in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, there will be a proportionate adjustment of the number and class of Stock that may be delivered under the Plan, the Purchase Price per share and the number of shares and class of Stock covered by each option under the Plan which has not yet been exercised, and the numerical limits of Sections 3(a), 3(b)(ii) and 9(c).

(d) Reorganizations. In the event of a Corporate Reorganization, the outstanding rights to purchase Stock under any Offering Period then in progress may be continued, assumed or substituted by the surviving entity or its parent. If such acquirer refuses to continue, assume or substitute for any such rights, then a new Purchase Date for such Offering Period(s) will be set prior to the effective time of the Corporate Reorganization, the Participants’ accumulated contributions will be applied to purchase Stock on such date, and any such Offering Periods shall terminate immediately after such purchase. In the event a new Purchase Date is set under this Section 3(d), Participants will be given notice of the new Purchase Date. The Plan shall in no event be construed to restrict in any way the Company’s right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.

SECTION 4. ENROLLMENT AND PARTICIPATION.

(a) Offering Periods and Purchase Periods.

(i)

Initial Offering Period and Base Offering Periods. Unless changed by the Administrator, the Initial Offering Period (the “Initial Offering Period”) shall begin on the IPO Date and end on November 15, 2021. Following commencement of the Initial Offering Period, unless changed by the Administrator, a new Offering Period shall begin on each November 16th and May 16th and end on the following May 15th and November 15th, as applicable, such that each Offering Period is of six months’ duration (each, a “Base Offering Period”). Notwithstanding the foregoing, the Administrator may determine that the first Base Offering Period applicable to the Eligible Employees of a new Participating Company shall commence on any other date specified by the Administrator. Within the limits of the Plan, the Administrator may change the frequency, duration and other terms and conditions of the Base Offering Periods as it deems appropriate from time to time; provided that a Base Offering Period shall in no event be longer than 27 months (or such other period as may be imposed under applicable tax law). The Initial Offering Period and Base Offering Periods are intended to qualify under Code Section 423.

(ii)

Additional Offering Periods. At the discretion of the Administrator, additional Offering Periods (the “Additional Offering Periods”) may be conducted under the Plan including, if necessary or advisable in the sole discretion of the Administrator, under a separate sub-plan or sub-plans, permitting grants to Eligible Employees of certain Participating Companies (each, a “Sub-Plan”). Such Additional Offering Periods will be designed to achieve desired tax objectives in particular locations outside the United States or to comply with local laws applicable to offerings in such foreign jurisdictions and may, but need not, qualify under Code Section 423. The Additional Offering Periods may run concurrent to the Initial Offering Period and/or Base Offering Periods. Alternatively, the Administrator may determine a different commencement and duration of an Additional Offering Period, and Additional Offering Periods may be consecutive or overlapping. The other terms and conditions of each Additional Offering Period shall be those set forth in this Plan document or in terms and conditions approved by the Administrator with respect to such Additional Offering Period (whether or not set forth in a written Sub-Plan), with such changes or additional features as the Administrator determines necessary to comply with local law. Each Additional Offering Period (whether or not set forth in a written Sub-Plan) shall be considered a separate plan from the Plan (the “Statutory Plan”). The total number of Shares authorized to be issued under the Plan as provided in Section 3 above applies in the aggregate to both the Statutory Plan and any Additional Offering Period. Unless otherwise superseded by the terms and conditions approved by the Administrator with respect to an Additional Offering Period, the provisions of this Plan document shall govern the operation of any offering conducted hereunder.

(iii)

Separate Offerings. The Initial Offering Period, each Base Offering Period and each Additional Offering Period conducted under the Plan is intended to constitute a separate “offering” for purposes of Code Section 423.

(iv)

Equal Rights and Privileges. To the extent an Offering Period is intended to qualify under Code Section 423, all participants in such Offering Period shall have the same rights and privileges with respect to their participation in such Offering Period in accordance with Code Section 423 and the regulations thereunder except for differences that may be mandated by local law and are consistent with the requirements of Code Section 423(b)(5).

(b) Enrollment at IPO. Each individual who qualifies as an Eligible Employee on the IPO Date shall automatically become a Participant on such day, and shall be considered to have been granted an option to participate in the Initial Offering Period under the Plan at the maximum applicable participation rate. To maintain participation in the Initial Offering Period, each Participant who was automatically enrolled on the IPO Date must file the prescribed enrollment form (which may be in electronic format or such other method as determined by the Company) with the Company or an agent designated by the Company. The enrollment form shall be filed as prescribed by the Company no later than 14 calendar days after the commencement of the Initial Offering Period, or such other period of time determined by the Administrator (the “Initial Enrollment Window”). If a Participant who was automatically enrolled on the IPO Date fails to file such form during the Initial Enrollment Window, then such Participant shall be deemed to have withdrawn from the Plan under Section 6(a).

(c) Enrollment After IPO. In the case of any individual who qualifies as an Eligible Employee on the first day of any Offering Period other than the Initial Offering Period, he or she may elect to become a Participant on such day by filing the prescribed enrollment form with the Company (which may be in electronic format or such other method as determined by the Company) or an agent designated by the Company. The enrollment form shall be filed in the prescribed manner during the applicable Enrollment Period for such Offering Period. The Administrator may establish other procedures for enrollment by Eligible Employees.

(d) Duration of Participation. Once enrolled in the Plan, a Participant shall continue to participate in the Plan until he or she:

(i)	Reaches the end of the Offering Period or Purchase Period, as applicable, in which his or her employee contributions were discontinued under Section 5(c) or 9(b);

(ii)	Is deemed to withdraw from the Plan under Subsection (b) above;

(iii)	Withdraws from the Plan under Section 6(a); or

(iv)	Ceases to be an Eligible Employee.

A Participant whose employee contributions were discontinued automatically under Section 9(b) shall automatically resume participation as described therein. In all other cases, a former Participant may again become a Participant, if he or she then is an Eligible Employee, by following the procedure described in Subsection (c) above.

(e) Applicable Offering Period. For purposes of calculating the Purchase Price under Section 8(b), the applicable Offering Period shall be determined as follows:

(i)

Once a Participant is enrolled in the Plan for an Offering Period, such Offering Period shall continue to apply to him or her until the earliest of (A) the end of such Offering Period, (B) the end of his or her participation under Subsection (d) above, or (C) re-enrollment for a subsequent Offering Period under Paragraph (ii) or (iii) below.

(ii)

Any other provision of the Plan notwithstanding, the Administrator (at its sole discretion) may determine prior to the commencement of any new Offering Period that all Participants shall be re-enrolled for such new Offering Period. In addition, the Administrator may structure an Offering Period so that in the event that the Fair Market Value of a Share on the first day of the Offering Period for which the Participant is enrolled is higher than on the first day of any subsequent Offering Period, the Participant shall automatically be re-enrolled for such subsequent Offering Period.

(iii)

When a Participant reaches the end of an Offering Period but his or her participation is to continue, then such Participant shall automatically be re-enrolled for the Offering Period that commences immediately after the end of the prior Offering Period.

SECTION 5. EMPLOYEE CONTRIBUTIONS.

(a) Commencement of Payroll Deductions. A Participant may purchase shares of Stock under the Plan by means of payroll deductions or (if so approved by the Administrator with respect to all Participants in a Base Offering Period) other approved contributions in form and substance satisfactory to the Administrator. Payroll deductions or other approved contributions shall commence as soon as reasonably practicable after the Company or an agent designated by the Company has received the prescribed enrollment form; provided, however, that unless determined otherwise by the Administrator, payroll deductions for the Initial Offering Period shall commence on the first payroll date that occurs after the Initial Enrollment Window. In jurisdictions where payroll deductions are not permitted under local law, Participants may purchase shares of Stock by making contributions in the form that is acceptable and approved by the Administrator. Any reference to “payroll deductions” in this Section 5(a) (or in any other Section of the Plan) will similarly cover contributions by other means pursuant to this Section 5(a).

(b) Amount of Payroll Deductions. An Eligible Employee shall designate on the prescribed enrollment form the portion of his or her Compensation that he or she elects to have deducted for the purchase of Stock. Such portion shall be either (i) a whole percentage of the Eligible Employee’s Compensation or (ii) a flat dollar amount, but in either event shall not exceed 15% of the Eligible Employee’s Compensation (or such lesser percentage established by the Administrator for an Offering Period).

(c) Reducing Payroll Deduction Rate or Discontinuing Payroll Deductions. If a Participant wishes to reduce his or her rate of payroll deductions, such Participant may do so by filing a new enrollment form with the Company or an agent designated by the Company in the manner prescribed by the Administrator. The new payroll deduction rate shall be effective as soon as reasonably practicable after the Company or an agent designated by the Company has received such form. The new payroll deduction rate may be 0%, any whole percentage of the

Participant’s Compensation, or a flat dollar amount, but not more than his or her old payroll deduction rate. The Administrator may limit the number of times a Participant may elect to reduce his or her rate of payroll deduction during any Offering Period and/or Purchase Period. Unless a different rule is established for an Offering Period, no Participant shall make more than one election under this Subsection (c) during any Purchase Period. (In addition, payroll deductions may be discontinued automatically pursuant to Section 9(b).)

(d) Increasing Payroll Deduction Rate. The Administrator may limit the number of times a Participant may elect to increase his or her rate of payroll deduction during an Offering Period and/or Purchase Period. Unless the Administrator establishes a different rule for an Offering Period, a Participant may not increase his or her rate of payroll deductions during a Purchase Period. If a Participant wishes to increase his or her rate of payroll deductions, such Participant may do so by filing a new enrollment form with the Company or an agent designated by the Company in the manner prescribed by the Administrator. The new payroll deduction rate shall be effective on the first day of the next-upcoming Purchase Period in which the Participant participates. The new payroll deduction rate may be either (i) any whole percentage of the Participant’s Compensation or (ii) a flat dollar amount, but in either event not more than 15% of the Participant’s Compensation.

SECTION 6. WITHDRAWAL FROM THE PLAN.

(a) Withdrawal. A Participant may elect to withdraw from the Plan (and the Offering Period in which he or she is participating) by filing the prescribed form with the Company or an agent designated by the Company in the prescribed manner at least fourteen (14) calendar days prior to a Purchase Date (or such other period as is specified by the Administrator). As soon as reasonably practicable thereafter, payroll deductions or other approved contributions shall cease and the entire amount credited to the Participant’s Plan Account with respect to such Offering Period shall be refunded to him or her in cash, without interest (except as otherwise required by the laws of the local jurisdiction). No partial withdrawals from an Offering Period shall be permitted.

(b) Re-Enrollment After Withdrawal. A former Participant who has withdrawn from the Plan shall not be a Participant until he or she re-enrolls in the Plan under Section 4(b) during an Enrollment Period. Re-enrollment may be effective only at the commencement of an Offering Period.

SECTION 7. CHANGE IN EMPLOYMENT STATUS.

(a) Termination of Employment. Termination of employment as an Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under Section 6(a).

(b) Transfers of Employment. If a Participant transfers employment from a Participating Company that is participating in the Initial Offering Period or a Base Offering Period to a Participating Company that is participating in an Additional Offering Period, he or she will immediately cease to participate in the Initial Offering Period or Base Offering Period, as applicable; however, such Participant’s Plan Account will be transferred to the Additional

Offering Period, and such Participant will immediately join such Additional Offering Period on the terms and conditions applicable to such Additional Offering Period, except for any modifications required by applicable law. If a Participant transfers employment from a Participating Company that is participating in an Additional Offering Period to a Participating Company that is participating in the Initial Offering Period or a Base Offering Period, he or she will continue to participate in the Additional Offering Period until the earlier of (i) the end of such Additional Offering Period, or (ii) the commencement of the first Base Offering Period in which he or she is eligible to participate. If a Participant transfers employment from a Participating Company to a Related Corporation that is not a Participating Company, he or she shall be deemed to have withdrawn from the Plan pursuant to Section 6(a).

(c) Leave of Absence. For purposes of the Plan, employment shall not be deemed to terminate when the Participant goes on a military leave, a medical leave or another bona fide leave of absence, if the leave was approved by the Company or a Participating Company in writing. Employment, however, shall be deemed to terminate on the first day following three months after the Participant goes on a leave, unless a contract or statute guarantees his or her right to return to work. Employment shall be deemed to terminate in any event when the approved leave ends, unless the Participant immediately returns to work.

(d) Death. In the event of the Participant’s death, the amount credited to his or her Plan Account shall be paid in cash, without interest (unless otherwise required by the laws of the local jurisdiction), to a beneficiary designated by him or her for this purpose on the prescribed form filed with the Company or an agent designated by the Company, provided the Administrator has permitted such beneficiary designation and it is valid under applicable law. If no beneficiary designation has been made, it has not been permitted by the Administrator or is not valid under applicable law, any such amount shall be paid to the Participant’s estate.

SECTION 8. PLAN ACCOUNTS AND PURCHASE OF SHARES.

(a) Plan Accounts. The Company shall maintain a Plan Account on its books in the name of each Participant. Whenever an amount is deducted from the Participant’s Compensation under the Plan, such amount shall be credited to the Participant’s Plan Account. Unless otherwise required by the laws of the local jurisdiction, (i) amounts credited to Plan Accounts shall not be trust funds and may be commingled with the Company’s general assets and applied to general corporate purposes, and (ii) no interest shall be credited to Plan Accounts.

(b) Purchase Price. The Purchase Price for each share of Stock purchased on a Purchase Date shall be the lower of:

(i)	85% of the Fair Market Value of such share on the first trading day of such Offering Period; or

(ii)	85% of the Fair Market Value of such share on the Purchase Date.

(c) Number of Shares Purchased. On each Purchase Date, each Participant shall be deemed to have elected to purchase the number of shares of Stock calculated in accordance with this Subsection (c), unless the Participant has previously elected to withdraw from the Offering Period in accordance with Section 6(a). The amount then in the Participant’s Plan Account shall be divided by the Purchase Price, and the number of shares that results shall be purchased from the Company with the funds in the Participant’s Plan Account. The foregoing number of shares of Stock that may be purchased by a Participant are subject to the limitations set forth in Subsection (d) below and in Section 9. The Administrator may determine with respect to all Participants in an Offering Period that any fractional share, as calculated under this Subsection (c), shall be (i) rounded down to the next lower whole share or (ii) credited as a fractional share.

(d) Available Shares Insufficient. In the event that the aggregate number of shares that all Participants elect to purchase with respect to a particular Purchase Period exceeds (i) the number of shares of Stock that were available under Section 3 above for sale under the Plan on the first day of the applicable Offering Period, or (ii) the number of shares that were available under Section 3 above for sale under the Plan on the applicable Purchase Date, then the number of shares to which each Participant is entitled shall be determined by multiplying the number of shares available for issuance by a fraction. The numerator of such fraction is the number of shares that such Participant has elected to purchase, and the denominator of such fraction is the number of shares that all Participants have elected to purchase. The Company may make a pro rata allocation of the shares available on the first day of an applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such date. In the event of a pro-rata allocation under this Section (d), the Administrator may determine in its discretion to continue all Offering Periods then in effect or terminate all Offering Periods then in effect pursuant to Section 14.

(e) Issuance of Stock. The shares of Stock purchased by a Participant under the Plan will be registered in the name of such Participant. The Company may permit or require that shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. (The two preceding sentences shall apply whether or not the Participant is required to pay income tax in the United States.)

(f) Tax Withholding. To the extent required by applicable federal, state, local or foreign law, a Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any shares of Stock under the Plan until such obligations, if any, are satisfied.

(g) Unused Cash Balances. Subject to the final sentence of Section 8(c), any amount remaining in a Participant’s Plan Account at the end of a Purchase Period as a result of either (i) the inability to purchase a fractional share or (ii) that represents the Purchase Price for whole shares that could not be purchased by reason of Subsections (c) or (d) above or Section 9(b) shall be refunded to the Participant in cash, without interest (except as otherwise required by the laws of the local jurisdiction).

(h) Stockholder Approval. Any other provision of the Plan notwithstanding, no shares of Stock shall be purchased under the Plan unless and until the Company’s stockholders have approved the adoption of the Plan.

SECTION 9. PLAN LIMITATIONS.

(a) Five Percent Limit. Any other provision of the Plan notwithstanding, no Participant shall be granted a right to purchase Stock under the Plan if, immediately after such right is granted, such Participant would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Related Corporation, applying the stock attribution rules of Code Section 424(d), and including any stock in which the Participant may purchase under outstanding options as stock owned by such Participant.

(b) Dollar Limit. As specified by Code Section 423(b)(8), no Participant shall be entitled to accrue rights to purchase Stock pursuant to any such rights outstanding under the Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Stock accrued under any other right to purchase Stock under the Plan, and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Company or any Related Corporation, would otherwise permit such Participant to purchase more than $25,000 worth of Stock of the Company or any Related Corporation (determined on the basis of the Fair Market Value per share on the date such rights are granted, and which, with respect to the Plan, will be determined as of the beginning of the respective Offering Period) for each calendar year such rights are at any time outstanding.

If a Participant is precluded by this Subsection (b) from purchasing additional Stock under the Plan, then his or her employee contributions shall automatically be discontinued and shall automatically resume at the beginning of the next Purchase Period with a scheduled Purchase Date in the next calendar year, provided that he or she is an Eligible Employee at the beginning of such Purchase Period.

(c) Purchase Period Share Purchase Limit. The Administrator may establish one or more limits on the number of shares of Stock that may be purchased during any Offering Period and/or Purchase Period, including individual limits and/or aggregate limits. Unless the Administrator provides otherwise with respect to an Offering Period, any other provision of the Plan notwithstanding, no Participant shall purchase more than 1,500 shares of Stock with respect to any Purchase Period.

SECTION 10. RIGHTS NOT TRANSFERABLE.

The rights of any Participant under the Plan, or any Participant’s interest in any Stock or moneys to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or in any other manner other than by beneficiary designation or the laws of descent and distribution. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than by beneficiary designation or the laws of descent and distribution, then such act shall be treated as an election by the Participant to withdraw from the Plan under Section 6(a).

SECTION 11. NO RIGHTS AS AN EMPLOYEE.

Nothing in the Plan or in any right granted under the Plan shall confer upon the Participant any right to continue in the employ of a Participating Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Participating Companies or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her employment at any time and for any reason, with or without cause, and with or without notice, subject to applicable law.

SECTION 12. NO RIGHTS AS A STOCKHOLDER.

A Participant shall have no rights as a stockholder with respect to any shares of Stock that he or she may have a right to purchase under the Plan until such shares have been purchased on the applicable Purchase Date.

SECTION 13. SECURITIES LAW REQUIREMENTS.

Shares of Stock shall not be issued, and the Company shall have no liability for failure to issue shares of Stock, under the Plan unless the issuance and delivery of such shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.

SECTION 14. AMENDMENT OR DISCONTINUANCE.

(a) General Rule. The Administrator, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Administrator, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Stock on the next Purchase Date, or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 3(c) or (d)). If the Offering Periods are terminated prior to expiration, all amounts then credited to Participants’ accounts which have not been used to purchase shares of Stock will be returned to the Participants (without interest thereon, except as otherwise required by the laws of the local jurisdiction) as soon as administratively practicable.

(b) Administrator’s Discretion. Without stockholder consent and without limiting Subsection (a) above, the Administrator will be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount deducted during an Offering Period, establish the exchange ratio applicable to amounts deducted in a currency other than U.S. dollars, permit payroll deductions in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed payroll deduction elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Stock for each Participant properly correspond with amounts deducted from the Participant’s Compensation, amend any outstanding purchase rights or clarify any ambiguities regarding the terms of any Offering Period to enable the purchase rights to qualify under and/or comply with Section 423 of the Code, and establish such other limitations or procedures as it determines in its sole discretion advisable which are consistent with the Plan. The actions of the Administrator pursuant to this paragraph will not be considered to alter or impair the purchase rights granted under an Offering Period as they are to be deemed part of the initial terms of such Offering Period and purchase rights.

(c) Accounting Consideration. In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i)

Amending the Plan to conform with the safe harbor definition under Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or successor provision), including with respect to an Offering Period underway at the time;

(ii)	Altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(iii)

Shortening any Offering Period (and any Purchase Periods encompassed by such Offering Period) by setting a new Purchase Date, including with respect to an Offering Period underway at the time of the Administrator’s action;

(iv)	Reducing the maximum percentage of Compensation a Participant may elect to set aside as payroll deductions; and

(v)	Reducing the maximum number of shares of Stock a Participant may purchase during any Purchase Period.

Such modifications or amendments will not require stockholder approval or the consent of any Plan Participants. The actions of the Administrator pursuant to this paragraph will not be considered to alter or impair the purchase rights granted under an Offering Period as they are to be deemed part of the initial terms of such Offering Period and purchase rights.

(d) Stockholder Approval. Except as provided in Section 3, any increase in the aggregate number of shares of Stock that may be issued under the Plan shall be subject to the approval of the Company’s stockholders. In addition, any other amendment of the Plan shall be subject to the approval of the Company’s stockholders to the extent required under Section 14(e) or by any applicable law or regulation.

(e) Plan Termination. The Plan shall terminate automatically 20 years after its adoption by the Board, unless (i) the Plan is extended by the Board and (ii) the extension is approved within 12 months by a vote of the stockholders of the Company.

SECTION 15. DEFINITIONS.

(a) “Administrator” means the Board or any Committee administering the Plan in accordance with Section 2.

(b) “Board” means the Board of Directors of the Company, as constituted from time to time.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Committee” means a committee of one or more members of the Board, or of other individuals satisfying applicable laws, appointed by the Board to administer the Plan.

(e) “Company” means Singular Genomics Systems, Inc., a Delaware corporation.

(f) “Compensation” means, unless otherwise determined by the Administrator with respect to an Offering Period, those components of a Participant’s cash compensation (prior to reductions pursuant to Code Sections 125, 132(f) or 401(k)) that are regular and recurring, including cash base salary or base hourly pay but excluding any overtime pay or shift differentials, commissions, annual cash incentive compensation, and annual cash bonuses, and further excluding extraordinary cash items (such as one-time bonuses), as well as all non-cash items, moving or relocation allowances, cost-of-living or tax equalization payments, car allowances, tuition reimbursements, imputed income attributable to cars or life insurance, severance pay, fringe benefits, contributions or benefits received under employee benefit plans, payments for or related to equity compensation, and any similar items. The Administrator shall determine whether a particular item is included in Compensation.

(g) “Corporate Reorganization” means:

(i)	The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization; or

(ii)	The sale, transfer or other disposition of all or substantially all of the Company’s assets or the complete liquidation or dissolution of the Company.

(h) “Eligible Employee” means, unless otherwise determined by the Administrator prior to the commencement of an Offering Period, a common law employee of a Participating Company who is customarily employed for at least twenty (20) hours per week and for more than five (5) months in any calendar year. The foregoing notwithstanding, (i) an individual shall not be considered an Eligible Employee if (x) his or her participation in the Plan is prohibited by the law of any country that has jurisdiction over him or her, (y) complying with the laws of the applicable foreign jurisdiction would cause the Plan or an Offering Period to violate the requirements of Code Section 423 or (z) prior to an applicable Offering Period, and applied in a manner consistent with the requirements of Code Section 423(b)(5) with respect to an Offering Period that is a Base Offering Period, the Administrator determines that the definition of Eligible Employee shall exclude any other class of employees, and (2) an individual who would not otherwise qualify as an Eligible Employee pursuant to the first sentence above may be eligible to participate under the terms and conditions of an Additional Offering Period where local law so requires.

(i) “Enrollment Period” means a period prior to the start of an Offering Period during which Eligible Employees must submit the required enrollment forms to participate in such Offering Period, which period shall end at least fourteen (14) calendar days (or such other date as may be specified in advance by the Administrator) prior to the start of the Offering Period.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k) “Fair Market Value” means the price at which Stock was last sold in the principal U.S. market for the Stock on the applicable date or, if the applicable date was not a trading day, on the last trading day prior to the applicable date. If Stock is no longer traded on a public U.S. securities market, the Fair Market Value shall be determined by the Administrator in good faith on such basis as it deems appropriate. The Administrator’s determination shall be conclusive and binding on all persons. For purposes of the Initial Offering Period, the Fair Market Value on the first day of such Initial Offering Period shall be the price at which one share of Stock is offered to the public in the IPO.

(l) “IPO” means the Company’s initial public offering of Stock to the public.

(m) “IPO Date” means the effective date of the registration statement filed by the Company with the Securities and Exchange Commission for its initial offering of Stock to the public.

(n) “Offering Period” means any period, including as the context requires the Initial Offering Period, Base Offering Periods and Additional Offering Periods, with respect to which the right to purchase Stock may be granted under the Plan, as determined pursuant to Section 4(a).

(o) “Participant” means an Eligible Employee who participates in the Plan or any Sub-Plan, as provided in Section 4.

(p) “Participating Company” means (i) the Company and (ii) each present or future Subsidiary designated by the Administrator as a Participating Company.

(q) “Plan” means this Singular Genomics Systems, Inc. 2021 Employee Stock Purchase Plan, as it may be amended from time to time.

(r) “Plan Account” means the account established for each Participant pursuant to Section 8(a).

(s) “Purchase Date” means the last trading day of a Purchase Period.

(t) “Purchase Period” means a period within an Offering Period (which for an Offering Period with only a single Purchase Period would be coterminous with the Offering Period) during which contributions may be made toward the purchase of Stock under the Plan, as determined pursuant to Section 4(a).

(u) “Purchase Price” means the price at which Participants may purchase Stock under the Plan, as determined pursuant to Section 8(b).

(v) “Related Corporation” means any “parent corporation” of the Company as defined in Code Section 424(e) or any Subsidiary.

(w) “Stock” means the common stock of the Company.

(x) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.